Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information (the “selected pro forma data”) gives effect to the reverse acquisition of Holdings by FinTech as further described below in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, FinTech will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the sellers issuing shares for the net assets of FinTech, accompanied by a recapitalization. The net assets of FinTech will be stated at historical cost, with no goodwill or other intangible assets recorded. The selected unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives effect to the Business Combination and financing activities described above as if they had occurred on September 30, 2020. The selected unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2020 and for the year ended December 31, 2019 give effect to the Business Combination and financing activities described above as if they had occurred on January 1, 2019.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the “Pro Forma Financial Statements”) of FinTech and Holdings appearing below and the accompanying notes to the Pro Forma Financial Statements. In addition, the pro forma financial statements were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of the entities for the applicable periods included in the proxy statement/prospectus relating to the Business Combination (the “proxy statement/prospectus”) which was filed by Parent with the Commission on September 23, 2020. The selected unaudited pro forma data has been presented for informational purposes only and are not necessarily indicative of what the combined financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. In addition, the selected unaudited pro forma data does not purport to project the future financial position or operating results of FinTech and Holdings subsequent to the close of the Business Combination.

As of September 30, 2020
(in thousands)
Selected Unaudited Pro Forma Combined Balance Sheet Data(1)
Total assets	$447,809
Total liabilities	$345,265
Total equity	$102,544

	For the nine months ended September 30, 2020	For the year ended December 31, 2019
Selected Unaudited Pro Forma Condensed Combined Statement of Operations(1)
Revenue	$152,045	$203,374
Weighted average shares outstanding – basic and diluted	111,015,607	111,015,607
Net loss per share – basic and diluted	$0.00	$(0.08)

(1)	This presentation reflects the Company’s public stockholder redemption of 5.7 million shares for aggregate redemption payments of $58.3 million. The public shareholder redemption of 5.7 million shares were redeemed at the public share price of $10.23 per share as of the redemption date.

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical equity ownership information for Parent and unaudited pro forma condensed consolidated combined per share ownership information of Parent after giving effect to the Business Combination.

The book value per share reflects the Business Combination as if it had occurred on September 30, 2020. The loss per share information reflects the Business Combination as if it had occurred at the beginning of the period indicated.

The historical information should be read in conjunction with the historical consolidated and combined financial statements of the Entities and the related notes thereto included in the proxy statement/prospectus. The unaudited pro forma condensed consolidated combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the date indicated or will be realized upon the completion of the Business Combination. The historical information contained in the following table for the nine months ended September 30, 2020 should be read in conjunction with FinTech’s and Holdings’ unaudited condensed consolidated statement of operations for the nine months ended September 30, 2020 and the related notes included in the proxy statement/prospectus. The historical information contained in the following table for the year ended December 31, 2019 should be read in conjunction with FinTech’s and Holdings audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included in the proxy statement/prospectus.

	FinTech	Combined Pro Forma
	(in thousands, except share and per share amounts)
As of and for the nine months ended September 30, 2020 (Unaudited)
Book value per share(1)(2)	$0.11	$0.92
Weighted average shares of Common Stock outstanding – basic and diluted	N/A	111,015,607
Weighted average shares outstanding of Class A redeemable common stock	34,500,000	N/A
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500	N/A
Basic and diluted net income per share, Class A	$0.04	$0.00
Basic and diluted net loss per share, Class A and Class B	$0.23	N/A
As of and for the year ended December 31, 2019
Book value per share(1)(2)	0.11	N/A	(3)
Weighted average shares of Common Stock outstanding – basic and diluted	N/A	111,015,607
Weighted average shares outstanding of Class A redeemable common stock	34,500,000	N/A
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500	N/A
Basic and diluted net income per share, Class A	$0.18	$(0.08)
Basic and diluted net loss per share, Class A and Class B	$(0.19)	N/A

(1)	No historical comparative data shown for GTCR Ultra II Holdings, LLC as the entity is a single member LLC and no such data is disclosed in the historical financials. Refer to the historical financial statements included in the proxy statement/prospectus.
(2)	Book value per share is calculated as Total Shareholders’ (Members’) Equity (Deficit) divided by Total Basic (or Diluted) Outstanding Shares.
(3)	Pro forma balance sheet for year ended December 31, 2019 not required and as such, no such calculation included in this table.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X to give effect to the acquisition of Holdings by FinTech Acquisition Corp. III (“FinTech” or the “Company”).

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of FinTech and Holdings as adjusted to give effect to the Business Combination and related financing transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination and the related financing transactions were completed on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination and the related financing transactions as if they had occurred on January 1, 2019.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:

●	The Company’s unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2020 included in the proxy statement/prospectus.

●	Holdings’ unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2020 included in the proxy statement/prospectus.

●	The Company’s audited financial statements and related notes for the year ended December 31, 2019 included in the proxy statement/prospectus.

●	Holdings’ audited consolidated financial statements and related notes for the year ended December 31, 2019 included in the proxy statement/prospectus.

●	The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the proxy statement/prospectus.

●	Paya’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the proxy statement/prospectus.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional-paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

The following describes the above entities:

FinTech

The Company is a blank check company incorporated in Delaware on March 20, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At September 30, 2020, the Company had not yet commenced operations. All activity through September 30, 2020 relates to the Company’s formation and its initial public offering (the “Initial Public Offering” or “IPO”), which is described below, and, since its Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

Holdings

Holdings, a Delaware limited liability company, is a holding company that conducts operations through its wholly-owned subsidiaries. These operating subsidiaries are comprised of Paya, Inc. (“Paya”), Paya EFT, Inc. (“Paya EFT”), a wholly-owned subsidiary of Paya, Stewardship Technology, Inc. (“Stewardship”), and First Mobile Trust, LLC (“FBS”). Holdings is wholly owned by Seller.

Holdings is a leading independent integrated payments platform providing Card, automated clearing house (“ACH”), and Check payment processing solutions via software to middle-market businesses in the United States. Paya’s solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system. In this manner, Paya enables its customers to collect revenue from their consumer (“B2C”) and business (“B2B”) customers with a seamless experience and high-level of security across payment types.

Holdings is headquartered in Atlanta, Georgia and also has operations in Reston, VA, Fort Walton Beach, FL, Mount Vernon, OH and Miamisburg, OH.

Description of the Business Combination

Pursuant to the terms of the Merger Agreement, FinTech, through its newly formed Parent and Parent’s wholly-owned subsidiary, has agreed to acquire all of the equity interests of Holdings and Blocker from Seller and Blocker Seller for $1.045 billion. Concurrently with the signing of the Merger Agreement, FinTech entered into subscriptions to sell 20.0 million Common A Shares to investors as well as 5.0 million Common A Shares to affiliates of the Sponsor which are considered in the minimum closing cash figures and is collectively referred to as the “PIPE financing”. The Business Combination was financed with FinTech’s IPO proceeds (previously held within a trust account) and the PIPE financing as well as through the issuance of Parent’s common stock (“Rollover Equity”). Following the closing of the Business Combination, Parent indirectly owned all of the equity interest of Holdings .

The Business Combination will be accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations (“ASC 805”), in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, FinTech will be treated as the “acquired” company and Holdings will be considered the accounting acquiror for accounting purposes. The Business Combination will be treated as the equivalent of Holdings issuing stock for the net assets of FinTech, accompanied by a recapitalization. The net assets of Holdings and FinTech will be stated at historical cost. No goodwill or intangible assets will be recorded in connection with the Business Combination.

Holdings has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances under both the no and maximum redemptions scenarios:

●	Holdings’ senior management will comprise all key management positions of Parent;

●	Seller will have the largest voting interest in Parent under both the no and maximum redemption scenarios;

●	All individuals of Parent’s board of directors will initially be selected by Holdings shareholders;

●	Holdings’ subsidiaries will comprise the ongoing operations of Parent;

●	Holdings is larger in relative size than FinTech; and

●	Parent’s headquarters will be that of Holdings.

Consideration of $1.045 billion to be paid to Seller and Blocker Seller upon closing will consist of $499.7 million in cash and $545.3 million in the form of shares of Parent’s common stock, which is the equivalent of 54.5 million shares with a par value of $0.0001 per share. Seller has the largest voting interest of Parent’s common stock after close of the Business Combination. The cash portion of the Business Combination consideration was funded with the $352.8 million of cash held in FinTech’s trust account on the closing date and the $250 million of proceeds from the PIPE financing based on the price of $10.00 per share. To the extent not used to pay the cash portion of the Business Combination consideration, the redemption price for properly redeemed shares of FinTech’s Class A common stock, or fees and expenses related to the Business Combination and the other transactions contemplated by the Merger Agreement, the proceeds from FinTech’s trust account and the PIPE financing will be used for general corporate purposes, which may include, but not be limited to, working capital for operations, repayment of indebtedness, capital expenditures and future acquisitions.

Upon closing of the Business Combination, Parent and Seller entered into a Tax Receivable Agreement (“TRA”) as additional consideration to Seller. The Tax Receivable Agreement generally provides for the payment by Parent to Seller of 85% of certain tax benefits that Parent actually realizes or is deemed to realize from the use of certain tax attributes in periods after the closing of the Business Combination. Parent will retain the tax benefit, if any, of the remaining 15% of these tax attributes.

As a condition to the closing of the Business Combination, Parent, Seller and the Sponsor have entered into a Sponsor Agreement, pursuant to which, the Sponsor’s 8.9 million shares of FinTech’s Class B common stock have been restructured such that the Sponsor will retain 1.8 million shares and will forfeit 1.4 million shares upon the closing of the Business Combination. The Sponsor will be entitled to receive the remaining 5.7 million shares contingent upon Parent’s share price exceeding certain thresholds (collectively “Sponsor Promote Shares”).

Upon the closing of the Business Combination, an additional 14.0 million shares of Parent’s common stock will be contingently issuable to Seller and Blocker Seller (based on their proportionate ownership) pursuant to the Merger Agreement (“Earnout Shares”).

5.7 million of the Sponsor Promote Shares and all 14.0 million Earnout Shares are contingently issuable in two equal tranches if the closing sale price of Parent’s common stock exceeds certain price thresholds ($15.00 and $17.50, respectively) for 20 out of any 30 consecutive trading days during the first five years following the closing of the Business Combination. Refer to the Merger Agreement included as Annex A of the proxy statement/prospectus for additional details. None of the contingently issuable shares have been included in the expected capitalization and have been excluded from pro forma per share calculations as defined in Note 4.

The number of shares of Parent common stock issued in the Business Combination is based on a $10.00 per share value for its common stock. For additional information regarding the consideration payable in the Business Combination, see the Current Report on Form 8-K of which this exhibit constitutes a part.

The following represents the aggregate consideration, exclusive of Earnout Shares and TRA (in thousands):

Cash paid to Seller(a)	$499,660
Share Issuance to Seller, at $10 per share(a)	545,340
Consideration, exclusive of Earnout Shares and TRA	$1,045,000

(a) Reflects subsequent changes to the trust account through the closing date of the transaction and actual redemptions

Furthermore, in no event will the Company redeem public shares in an amount that would cause net tangible assets to be less than $5,000,001. The unaudited pro forma condensed financial information has been prepared to reflect actual redemptions of 5.7 million shares for $58.3 million.

The following summarizes the pro forma shares of common stock outstanding based on actual redemptions of 5.7 million shares for $58.3 million (in thousands):

	Shares(a)%
FinTech Public Shareholders	28,803	26%
FinTech Sponsor Public Shares	930	1%
FinTech Sponsor Promote Shares	1,748	2%
FinTech Sponsor PIPE	5,000	4%
Total FinTech	36,482	33%
Seller Shares	54,534	49%
GTCR Funds PIPE	700	1%
Other PIPE Investor(s)	19,300	17%
Total Shares at Closing	111,016	100%

(a)	Reflects subsequent changes to the trust account through the closing date of the transaction and actual redemptions

FINTECH ACQUISITION CORP. III

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$75	$32,318	$352,207	2a	$29,620
	-	-	200,000	2b
	-	-	50,000	2c
	-	-	(900)	2d
	-	-	2,872	2f
	-	-	(6,000)	2i
	-	-	(38,957)	2i
	-	-	(499,660)	2j
	-	-	(4,073)	2i, 2n
	-	-	(58,262)	2o
Trade receivables, net	-	18,696	-		18,696
Prepaid Expenses	416	1,567	-		1,983
Income tax receivable	-	1,840	-		1,840
Receivable from parent	-	2,872	(2,872)	2f	-
Other current assets	-	4,267	-		4,267
Total current assets before funds held for clients	491	61,560	(5,645)		56,406
Funds held for clients	-	63,194	-		63,194
Total current assets	491	124,754	(5,645)		119,600

Cash and marketable securities held in Trust Account	352,842	-	(352,207)	2a	-
			(635)	2a
Property and equipment, net	-	11,542	-		11,542
Goodwill	-	193,885	-		193,885
Intangible assets, net	-	121,927	-		121,927
Other long-term, assets	-	855	-		855
Total assets	$353,333	$452,963	$(358,487)		$447,809

Liabilities and Shareholders’ Equity
Current liabilities:
Trade payables	$1,021	$7,531	$-		$8,552
Accrued liabilities	-	10,497	-		10,497
Accrued revenue share	-	8,174	-		8,174
Promissory note – related parties	900	-	(900)	2d	-
Other current liabilities	-	3,419	-		3,419
Total current liabilities before client fund obligations	1,921	29,621	(900)		30,642
Client fund obligations	-	62,455	-		62,455
Total current liabilities	1,921	92,076	(900)		93,097

Deferred underwriting fee payable	14,700	-	(14,700)	2i	-
Deferred tax liability, net	-	24,640	(9,736)	2m	14,904
Long-term debt	-	220,509	(3,823)	2n	216,686
Tax receivable agreement liability	-	-	19,799	2m	19,799
Other long-term liabilities	-	779	-		779
Total liabilities	16,621	338,004	(9,360)		345,265

Common stock subject to possible redemption, 33,171,235 shares at redemption value as of September 30, 2020	331,712	-	(331,712)	2e	-
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-		-
Class A common stock, $0.0001 par value; 85,000,000 shares authorized; 2,258,765 issued and outstanding (excluding 33,171,235 shares subject to possible redemption) as of September 30, 2020	-	-	11	2b,2c,2e,2g,2k, 2o	11
Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 8,857,500 issued and outstanding as of September 30, 2020	1	-	(1)	2g	-
Additional paid-in capital	1,084		199,998	2b	103,418
			50,000	2c
			273,447	2e, 2o
			(5)	2k
			3,915	2h
			8,700	2i
			(38,957)	2i
			(499,660)	2j
			(10,063)	2m
			114,959	2l
Retained earnings	3,915		(3,915)	2h	(885)
			(250)	2n
			(635)	2a
Total shareholders’ equity	$5,000	$-	$97,544		$102,544

Member’s equity	-	114,959	(114,959)	2l	-
Total liabilities and shareholders’ equity	$353,333	$452,963	$(358,487)		$447,809

FINTECH ACQUISITION CORP. III

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Revenue	$-	$152,045	$-		$152,045
Cost of services exclusive of depreciation and amortization	-	(75,328)	-		(75,328)
Selling, general & administrative expenses	(2,396)	(43,548)	1,192	3b, 3c	(44,752)
Depreciation and amortization	-	(17,966)	-		(17,966)
Income (loss) from Operations	(2,396)	15,203	1,192		13,999
Other income (expense)
Interest expense	-	(13,494)	61	3d	(13,433)
Other income (expense)	1,850	(31)	(1,850)	3a	(31)
Total other income (expense)	1,850	(13,525)	(1,789)		(13,464)
Income (loss) before income taxes	(546)	1,678	(597)		535
Income tax benefit (expense)	(357)	(127)	432	3e	(52)
Net income (loss)	$(903)	$1,551	$(165)		$483

Weighted average shares outstanding of Class A redeemable common stock	34,500,000				111,015,607
Basic and diluted net income per share, Class A	$0.04				$0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500
Basic and diluted net loss per share, Class A and Class B	$0.23

FINTECH ACQUISITION CORP. III

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2019

(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Revenue	$-	$203,374	$-		$203,374
Cost of services exclusive of depreciation and amortization	-	(101,564)	-		(101,564)
Selling, general & administrative expenses	(2,065)	(69,943)	1,000	3c	(71,008)
Depreciation and amortization	-	(22,436)	-		(22,436)
Income (loss) from Operations	(2,065)	9,431	1,000		8,366
Other income (expense)
Interest expense	-	(832)	81	3d	(751)
Other income (expense)	7,977	(20,043)	(7,977)	3a	(20,043)
Total other income (expense)	7,977	(20,875)	(7,896)		(20,794)
Income (loss) before income taxes	5,912	(11,444)	(6,977)		(12,428)
Income tax benefit (expense)	(1,637)	2,420	2,876	3e	3,659
Net income (loss)	$4,275	$(9,024)	$(4,101)		$(8,769)

Weighted average shares outstanding of Class A redeemable common stock	34,500,000				111,015,607
Basic and diluted net income per share, Class A	$0.18				$(0.08)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500
Basic and diluted net loss per share, Class A and Class B	$(0.19)

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the consolidated results of Parent subsequent to the Business Combination.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of FinTech and Holdings.

There were no significant intercompany balances or transactions between FinTech and Holdings as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

Holdings is currently negotiating certain employment agreements for the post close entity. Based on the preliminary terms, these agreements would result in an increase in compensation cost on a pro forma basis. However, as these employment agreements are preliminary and not yet executed, the Company has not included a pro forma adjustment because such amounts are not known and are deemed not factually supportable at this time.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had FinTech and Holdings filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of FinTech’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2019.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a)	Reflects the reclassification of $352.8 million of cash and cash equivalents held in FinTech’s trust account that becomes available for transaction consideration, transaction expenses, redemption of public shares and the operating activities following the Business Combination assuming no redemptions. The cash and cash equivalents held within the FinTech trust account include a net $0.6 million reduction of trust cash due to payment of certain operating expenses partially offset by interest earned subsequent to September 30, 2020 through the closing date of the transaction.

b)	Reflects the gross cash proceeds from PIPE financing of 20.0 million shares of FinTech Class A common stock for $200.0 million from private investors.

c)	Reflects the gross cash proceeds from PIPE financing of 5.0 million FinTech shares of Class A common stock for $50.0 million from affiliates of the Sponsors.

d)	Reflects the cash settlement of $0.9 million of FinTech promissory notes with related parties.

e)	Represents the reclassification of $331.7 million of common stock subject to possible redemption to permanent equity assuming no redemptions.

f)	Reflects the settlement of $2.9 million of Holdings intercompany loan receivables with Seller which will be settled in cash at closing.

g)	Reflects the reclassification of $1 thousand for the par value of FinTech Class B common stock to the par account for Class A common stock to account for the conversion of all outstanding, non-forfeited Class B common stock to Class A common stock (refer to Note 4 herein).

h)	Reflects the elimination of $3.9 million of FinTech’s historical retained earnings.

i)	Reflects the payment of FinTech and Holdings’ transaction costs of $45.0 million, expected to be incurred related to the closing of the Business Combination. Of that amount, $1.3 million is related to closing debt financing costs referenced in Note (2n) and $6.0 million relates to the cash settlement of deferred underwriting compensation incurred as part of FinTech’s IPO to be paid upon the consummation of a Business Combination, while the remaining $8.7 million has been forgiven by the underwriters and has been recorded as an offset to Additional Paid in Capital. The remaining transaction costs of $37.7 million include direct and incremental costs, such as legal, third party advisory, investment banking, other miscellaneous fees and equity financing fees associated with the PIPE financing described at Notes 2(b) and 2(c). As of September 30, 2020, no transaction costs were accrued on the historical balance sheet of Holdings.

j)	Reflects the payment of $499.7 million of cash consideration paid to Seller in connection with the Business Combination.

k)	Reflects the issuance of 54.5 million shares to Seller at $0.0001 par value as consideration for the Business Combination.

l)	Reflects the recapitalization of Holdings, including the reclassification of members’ equity to common stock and Additional Paid in Capital.

m)	Reflects the net $9.7 million decrease in deferred tax liabilities, consisting of $20.5 million of net deferred tax assets (“DTA”) primarily related to an increase in tax basis for goodwill, intangible assets, transaction costs, and imputed interest, offset by a valuation allowance of $10.8 million related to a portion of such tax attributes not expected to be fully realized, for a net DTA of $9.7 million. The DTA and corresponding valuation allowance have been accounted for in accordance with ASC 740 and recorded as an offset to deferred tax liabilities, net on the pro forma balance sheet.

A potential Tax Receivable Agreement liability of approximately $37.1 million has been calculated, which represents 85% of deferred tax benefit related to the specified tax attributes in the Tax Receivable Agreement to be realized by Parent, and could be paid to Sellers if realizable. The Tax Receivable Agreement liability has been considered in accordance with ASC 450 which requires that a liability be probable of occurrence and estimable. As noted above, it was concluded that it was more likely than not that a portion of the deferred tax assets subject to the Tax Receivable Agreement would not be realized, and therefore, the Company has not recorded a Tax Receivable Agreement liability for the portion of the tax savings it may not realize from the utilization of such deferred tax assets. Additionally, there are other tax benefits that it is not probable the Company will realize and the Company has not recorded a Tax Receivable Agreement liability for this portion either. Together, the portion of the $37.1 million TRA liability that is not probable, and therefore not being recorded is $17.3 million. The remaining $19.8 million Tax Receivable Agreement liability meets the probability criteria for recognition and it is estimable based on the realization of potential future benefits. The expected future payments under the Tax Receivable Agreement are dependent upon a number of factors, including Parent’s cash tax savings, the applicable tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement as well as current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations which could have a material impact on the actual liability to be paid.

n)	Reflects the costs incurred to amend the existing debt facility of Holdings’. The amendment extends the maturity date of the debt facility and includes additional change of control language specific related to the proposed Business Combination, but does not change the lenders, modify the principal outstanding or the stated interest rate. $1.3 million of fees will be paid upon closing of the Business Combination and have been included in transaction costs. Refer to Note (2i) for additional information. The amendment will be accounted for as a modification resulting in a reduction of net debt of $3.8 million for creditor costs and $0.3 million of third-party costs expensed as incurred. The creditor costs will be amortized through interest expense over the remaining life of the debt. Refer to Note 3(d) for the tax impact.

o)	Reflects $58.3 million withdrawal of funds from the trust account to fund the redemption of 5.7 million shares of FinTech common stock at approximately $10.23 per share.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are as follows:

a)	Represents the elimination of $1.9 million of interest income on FinTech’s trust account for the nine months ended September 30, 2020 and $8.0 million for the year ended December 31, 2019.

b)	Reflects the elimination of $0.4 million in non-recurring transaction costs incurred by Holdings for the nine months ended September 30, 2020 that are directly related to the Business Combination. No transaction costs were incurred for the year ended December 31, 2019.

c)	Holdings had previously entered into an advisory agreement with an affiliate for business consulting services. In exchange for those services Holdings paid an annual advisory fee. This agreement will be terminated in connection with the Business Combination, which will result in the elimination of $0.8 million of selling, general and administrative expenses for the nine months ended September 30, 2020 and $1.0 million for the year ended December 31, 2019.

d)	Reflects the reduction of interest expense of less than $0.1 million for the nine months ended September 30, 2020 and for the year ended December 31, 2019, resulting from the deferred financing costs associated with the debt modification described in Note 2(n).

e)	Reflects the tax effect on the pro forma adjustments recorded in Notes 3(a) through 3(d) which was calculated using an estimated statutory blended rate of 27.2% for the nine months ended September 30, 2020 and the year ended December 31, 2019. Additionally, the previously disregarded entities (“DREs”) for tax purposes will become part of a consolidated tax structure. The DREs incurred losses that would be included in the Parent’s consolidated income. Utilizing the 2019 pro forma effective tax rate of 20.4%, a benefit of $1.0 million has been recorded for the year ended December 31, 2019 after considering the incremental taxable losses of the DREs. Utilizing the estimated 2020 pro forma effective tax rate of 42.8% a benefit of $0.3 million has been recorded for the nine months ended September 30, 2020 after considering the incremental taxable losses of the DREs.

Note 4. Loss Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2020 and the year ended December 31, 2019. The unaudited condensed combined pro forma loss per share (“LPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, FinTech had two classes of shares: Class A shares and Class B shares. The Class B shares are held by the Sponsor. In connection with the closing of the Business Combination, each currently issued and outstanding share of FinTech Class B common stock not forfeited, was automatically converted on a one-for-one basis, into shares of FinTech Class A common stock. Immediately thereafter, each currently issued and outstanding share of Class A common stock was automatically converted on a one-for-one basis into shares of Parent.

FinTech has 17.3 million outstanding public warrants sold during the initial public offering and 0.5 million warrants sold in a private placement to purchase an aggregate of 0.9 million Class A shares simultaneous to the initial public offering. The warrants are exercisable at $11.50 per share amounts which exceeds the current market price of FinTech’s Class A common stock. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.

Following the closing of the Business Combination, an additional 14.0 million shares of Parent’s common stock are issuable to Seller and 5.7 million shares of Parent’s common stock are issuable to the Sponsor, in each case contingent upon the closing sale price of Parent’s common stock exceeding certain thresholds within the first five years following the closing of the Business Combination. Because these shares are contingently issuable based upon the share price of Parent reaching specified thresholds that are not currently met, these contingent shares have been excluded from basic and diluted pro forma LPS.

As a result, pro forma diluted LPS is the same as pro forma basic LPS for the periods presented.

	For the nine months ended September 30, 2020	For the year ended December 31, 2019
In thousands, except per share data
Pro forma net loss	$483	$(8,769)
Basic and Diluted weighted average shares outstanding	111,016	111,016
Pro Forma Basic and Diluted loss per share	$0.00	$(0.08)
Pro Forma Basic and Diluted weighted average shares
FinTech Public Shareholders	28,803	28,803
FinTech Sponsor Public Shares	930	930
FinTech Sponsor Promote Shares	1,748	1,748
FinTech Sponsor PIPE	5,000	5,000
Total FinTech	36,482	36,482
Seller Shares	54,534	54,534
GTCR Funds PIPE	700	700
Other PIPE Investor(s)	19,300	19,300
Total Pro Forma Basic and Diluted weighted average shares	111,016	111,016